Exhibit 99.1

NEWS

One Horizon Group Enters into Definitive Agreement to Acquire

Browning Productions & Entertainment

Browning Features Global Distribution and Cutting-Edge Technology

LONDON, LOS ANGELES and MIAMI – October 23, 2018 – One Horizon Group, Inc. (NASDAQ: OHGI) today announced that it has entered into an Exchange Agreement to acquire a majority interest in Browning Productions & Entertainment, Inc. (“Browning”), which has produced and has ownership rights to dozens of national and international television programs currently airing on a number of the most recognized television networks including A&E, FYI and History Channel. See: https://www.browningproductions.com

Browning’s team of award-winning professionals are experts at harnessing the power of communication in today’s rich and limitless fields of video, television, film, music and social media. Importantly, Browning distributes content on a proprietary Internet / Over-The-Top (“OTT”) content platform that operates in conjunction with Verizon Digital Media Services (“VDMS”). Browning is not only a world-class production company but offers end-to-end marketing services and is dominant in the industry for branded entertainment.

Current Browning productions include “Wine Warriors,” https://www.winewarriors.com, which has been renewed by FYI after great success and is in pre-production for the next harvest season; the spin-off “Whisky Warriors,” for which Browning secured the Big Sky Film Grant from the State of Montana’s Film Office and is in production with several episodes already complete; “Training Grounds,” http://www.traininggrounds.tv; “The Cryptos,” which is currently in production, unveiling the inner workings of the cryptocurrency industry, soon to be distributed on one of the world’s most widely recognized global business news networks; and “America’s Crowdfunding,” an equity crowd-funding television series (the concept is “Shark Tank” meets “America’s Got Talent,” where the viewers vote with their wallets for equity stakes in the featured companies). Browning’s latest productions also include “Better by the Beach,” with production beginning next month, highlighting South Florida real estate being developed on the water; “Wake Setters,” featuring key players making ‘waves’ in the boat industry; and more Browning productions which will be announced shortly.

By the transaction terms, OHGI will make available project-based working capital and will be initially issuing 150,000 shares. The balance of the payment for majority interest will include the issuance of an additional 150,000 shares and will otherwise be stock-based on an earn-out tied to two-and-a half (2.5x) times earnings, which will drive substantial value to OHGI shareholders. OHGI has entered into a multi-year Employment Agreement with William Browning, CEO of Browning.

“The acquisition of Browning brings OHGI a management team with substantial film, television and digital entertainment experience; we can now confidently state that OHGI is a leader in each of the fastest growing areas of media, content and distribution,” said Mark White, One Horizon Group’s Founder and CEO. “This transaction is an exciting enhancement to our profitability and takes our Company several important large steps forward; we understand fully that our share price is an important measurement of our business performance and we are thankful to our shareholders for their patience as we worked toward this moment.”

“For the Browning Family, which has built a long-lasting imprint on the film and television businesses as the creator, producer or director of such legendary properties as “Creature from the Black Lagoon,” “Flipper,” “20,000 Leagues Under the Sea” and “007, Thunderball,” this is a monumental day in history,” said William Browning, CEO of Browning. “After months of work towards completion of this transaction and the growth we have witnessed at OHGI, we are certain that this merger represents an extraordinary opportunity for all parties. The joining of forces of Browning and the OHGI family of companies is highly strategic for our growth as we build on our legacy and position ourselves in the entertainment and digital media industries for the next century.”

Safe Harbor Statement

This news release may contain “forward-looking” statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, the uncertainty of consumer demand for the Company’s products, as well as additional risks and uncertainties that are identified and described in the Company’s SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

About One Horizon Group, Inc.

One Horizon Group, Inc. (NASDAQ: OHGI) is a media and digital technology acquisition and software company, which owns Love Media House, a full-service music production, artist representation and digital media business, Horizon Secure Messaging, an Asia-based secure messaging business, and Banana Whale Studios, a gaming software development company. OHGI also holds a majority interest in 123Wish, a subscription-based, experience marketplace. For more information, please visit http://www.onehorizoninc.com

Darrow Associates Contacts for OHGI

Bernie Kilkelly/Jordan Darrow
(516) 236-7007
bkilkelly@darrowir.com